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                                                              EXHIBIT 4.5

___________________________________________________________________________
___________________________________________________________________________



                          SIERRA PACIFIC POWER COMPANY



                                       TO



                              BANKERS TRUST COMPANY
                                     Trustee


                                   __________



                          FOURTH SUPPLEMENTAL INDENTURE


                           DATED AS OF JANUARY 1, 1997


                                   __________



                  SUPPLEMENTING THE COLLATERAL TRUST INDENTURE
                            DATED AS OF JUNE 1, 1992



___________________________________________________________________________
___________________________________________________________________________


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     FOURTH SUPPLEMENTAL INDENTURE, dated as of January 1, 1997, between SIERRA
PACIFIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company"), having its principal office at 6100 Neil Road, P.O. Box 10100, Reno, Nevada 89520, and BANKERS TRUST COMPANY, a New York banking corporation duly organized and existing under the laws of the State of New York, as Trustee herein called the "Trustee", the office of the Trustee at which at the date hereof its corporate trust business is principally administered being Four Albany Street, New York, New York 10006.


                             RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Collateral Trust Indenture dated as of June 1, 1992 (the "Indenture") providing for the issuance by the Company from time to time of its collateralized medium-term notes to be issued in one or more series (in the Indenture and herein called the "Securities"); and

     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture, including
Section 1001 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Fourth Supplemental Indenture to the Indenture as permitted by Sections 201 and 301 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a fourth series of Securities under the Indenture in an initial aggregate principal amount of $35,000,000; and

     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Fourth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

     NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Indenture and in this Fourth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     Section 101. DEFINITIONS. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.


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     Section 102.  SECTION REFERENCES.  Each reference to a particular section set forth in this Fourth Supplemental Indenture shall, unless the context otherwise requires, refer to this Fourth Supplemental Indenture.

                                   ARTICLE TWO

                            TITLE AND TERMS OF NOTES

     Section 201. TITLE OF THE NOTES. This Fourth Supplemental Indenture hereby establishes a series of Securities designated as the "Collateralized Medium-Term Notes, Series D" of the Company (collectively referred to herein as the "Notes"). For purposes of the Indenture, the Notes shall constitute a single series of Securities.

     Section 202. VARIATIONS IN TERMS OF NOTES. The Notes will be offered in one or more tranches. Subject to the terms and conditions set forth in the Indenture and in this Fourth Supplemental Indenture, the terms of any particular tranche of the Notes may vary from the terms of any other tranche of the Notes as contemplated by Section 301 of the Indenture, and such terms for each tranche of Notes will be set forth in the Note for such tranche as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Indenture.

     Section 203. TERM OF THE NOTES. Each Note will mature from nine months to 40 years from the date of issue.

     Section 204. AMOUNT AND DENOMINATIONS. The initial aggregate principal amount in which the Notes may be issued under this Fourth Supplemental Indenture is $35,000,000 (or, if any Notes are to be Original Issue Discount Securities or are to be denominated with amounts payable in respect of principal of or any premium or interest on the Notes to be determined by reference to the value, rate or price of one or more specified indices ("Indexed Notes"), such principal amount as shall result initially in an aggregate initial offering price equivalent to $35,000,000).

     The Notes shall be denominated in United States dollars and payments of principal of and premium, if any, and interest on the Notes shall be made in United States dollars.

     The Notes shall be issuable only in fully registered form. The authorized denominations of Notes shall be $10,000 and integral multiples of $1,000 in excess thereof. Notes may be represented by one or more permanent Global Notes, registered in the name of the Depositary, as provided in Section 206.

     Section 205. INTEREST AND INTEREST RATES. The Notes may bear interest or may be issued as Notes sold at a discount that do not bear interest, as shall be specified in such Note. Unless otherwise indicated in the Note, each interest-bearing Note shall bear interest from and including its date of authentication or from and including the most recent Interest Payment Date with


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respect to which interest on such Note (or any predecessor Note) has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to an interest rate formula, stated therein until the principal thereof is paid or made available for payment. Interest shall be payable on each Interest Payment Date and at Maturity upon deposit of sufficient funds therefor by the Company by no later than 10:00 a.m., New York City time, on each such payment date. Interest shall be payable generally to the Person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; PROVIDED, HOWEVER, that interest payable at Maturity shall be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date shall be made on the second Interest Payment Date following the Issue Date of such Note to the registered owner on the Regular Record Date immediately preceding such Interest Payment Date.

     In no event shall any Note at any time bear interest in excess of [9%] per annum.

     Section 206. BOOK-ENTRY NOTES. Upon issuance, all Book-Entry Notes of like tenor and having the same Issue Date shall be represented by a single permanent Global Note. Each Global Note representing Book-Entry Notes shall be deposited with, or on behalf of, The Depository Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhattan, The City of New York, and shall be registered in the name of the Depositary or a nominee of the Depositary.

     Section 207. REDEMPTION IN CERTAIN CIRCUMSTANCES. Upon any redemption of the Designated Mortgage Bonds relating to any of the Notes that is required pursuant to the provision of clause 2 of Section 6.05 of the Mortgage Indenture, the Company will, upon compliance with Section 1202 of the Indenture, redeem such Notes in an aggregate amount equal to the amount becoming due and payable on such Designated Mortgage Bonds, plus accrued interest.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Fourth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Fourth Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.



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     This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

                              SIERRA PACIFIC POWER COMPANY



                              By:________________________________
                                 Name:
                                 Title:


                              By:________________________________
                                 Name:
                                 Title:
[SEAL]

Attest:

___________________________
William E. Peterson, Secretary

                              BANKERS TRUST COMPANY, as Trustee



                              By:________________________________
                                 Name:
                                 Title:
[SEAL]

Attest:

___________________________
[Title]


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